UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2015

CHS Inc.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-36079

Minnesota	41-0251095
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
(Address of Principal Executive Offices) (Zip Code)

(651) 355-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

On December 4, 2015, Carl Casale, President and Chief Executive Officer of CHS Inc. (the “Company”), Timothy Skidmore, Executive Vice President and Chief Financial Officer of the Company, and David Bielenberg, Chairman of the Board of Directors of the Company, will each give a speech along with a related slide presentation at the Company’s 2015 Annual Meeting. Copies of Mr. Casale’s speech and related slide presentation are attached hereto as Exhibits 99.1 and 99.2, respectively, copies of Mr. Skidmore’s speech and related slide presentation are attached hereto as Exhibits 99.3 and 99.4, respectively, and copies of Mr. Bielenberg’s speech and related slide presentation are attached hereto as Exhibits 99.5 and 99.6, respectively. Each such copy is incorporated herein by reference.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Speech of Carl Casale

99.2	Slide Presentation Related to Speech of Carl Casale

99.3	Speech of Timothy Skidmore

99.4	Slide Presentation Related to Speech of Timothy Skidmore

99.5	Speech of David Bielenberg

99.6	Slide Presentation Related to Speech of David Bielenberg

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS INC.

Date: December 4, 2015	By:	/s/ Timothy Skidmore
Timothy Skidmore
Executive Vice President and Chief Financial Officer